UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed by Semtech Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, the Company announced that Mohan Maheswaran intends to retire from his role as the Company’s President and Chief Executive Officer and that Mr. Maheswaran will continue to serve as the Company’s President and Chief Executive Officer until the earlier of September 14, 2024 or a date determined by the Board (the “Retirement Date”). At such time, Mr. Maheswaran’s retirement as an officer and employee of the Company will be effective and he will also retire as a member of the Company’s Board of Directors (the “Board”).

On May 24, 2023, the Board appointed Paul H. Pickle to serve as the Company’s President and Chief Executive Officer effective as of a date, after June 8, 2023 and not later than June 30, 2023, to be mutually agreed between Mr. Pickle and the Chair of the Board (with Mr. Pickle’s first day of employment in such capacity, the “Transition Date”). The Board also determined that Mr. Maheswaran’s Retirement Date will be the day immediately preceding the Transition Date.

On May 24, 2023, the Board also appointed Mr. Pickle as a member of the Board to serve until the Company’s calendar 2024 annual meeting of stockholders and until his successor is elected or qualified, or until his earlier death, resignation or removal, with such appointment to be effective on and subject to the occurrence of the Transition Date. Mr. Pickle will fill the Board seat being vacated on the Retirement Date by Mr. Maheswaran.

Mr. Maheswaran is a nominee for re-election as a member of the Board at the Company’s 2023 Annual Meeting of Stockholders to be held on June 8, 2023 (the “Annual Meeting”). Mr. Maheswaran is still standing for re-election, and the Board still recommends Mr. Maheswaran for re-election as a member of the Board at the Annual Meeting.

Mr. Pickle, age 52, has served as president and chief executive officer, and as a member of board of directors of Lantronix, Inc., a provider of secure data access and management solutions for the industrial Internet of Things (IoT), since April 2019. Prior, he served as president and chief operating officer of Microsemi Corporation (“Microsemi”), a provider of semiconductor and system solutions, from November 2013 through May 2018. Prior to his position as president and chief operating officer, he served Microsemi as executive vice president, leading business operations of the company’s Integrated Circuits group, where he played an integral role in the planning, developing, and execution of Microsemi’s leading edge IC solutions for communications, industrial, aerospace, and defense/security markets. Mr. Pickle received his BSME, Mechanical Engineering degree from the University of South Florida – College of Engineering.

There are no arrangements or understandings between Mr. Pickle and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Pickle and any director or executive officer of the Company, and Mr. Pickle does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 25, 2023, the Company and Mr. Pickle entered into an Employment Agreement (the “Employment Agreement”) that provides for Mr. Pickle’s employment with the Company, as its President and Chief Executive Officer, beginning on the Transition Date. The Employment Agreement includes the following compensation and benefits for Mr. Pickle while he serves the Company in that position:

•	Mr. Pickle will be entitled to an annual base salary of $650,000, which may be increased (but not decreased) by the Board (or a committee thereof) from time to time.

•

Mr. Pickle will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Mr. Pickle’s annual target and maximum bonus opportunities will be 100% and 200%, respectively, of his base salary for the corresponding fiscal year.

•

The Company will grant Mr. Pickle a stock unit award covering a number of shares of Company common stock equal to $5,000,000 divided by the average of the closing prices for a share of the Company’s common stock (in regular trading) on The Nasdaq Stock Market over the 30 consecutive trading days ending with May 30, 2023. Half of the stock units awarded will be time-based vesting stock units (“RSUs”) scheduled to vest, subject to Mr. Pickle’s continued service, over a three-year period (with one-twelfth of the RSUs scheduled to vest on October 1, 2023 and on the first trading day of each calendar quarter thereafter for the following eleven calendar quarters). Half of the stock units awarded will be the “target” number of performance-based vesting stock units, with half of the “target” number of performance-based vesting stock units subject to vesting based on the attainment of certain financial measures (“Financial Measure PSUs”) and the other half of the “target” number of performance-based vesting stock units subject to vesting based on the Company’s relative total shareholder return (“Relative TSR PSUs”). Between 0% and 200% of the “target” number of stock units subject to the performance-based awards may become eligible to vest based on actual performance during the applicable performance periods. The performance measures applicable to the Relative TSR PSUs will be consistent with the performance measures applicable to the Relative TSR PSUs awarded by the Company to its other executive officers for fiscal year 2024. The RSUs and Relative TSR PSUs will be awarded on the Transition Date. The Financial Measure PSUs will be awarded shortly following the Transition Date when the applicable performance goals have been determined by the Board (or a committee thereof). All such awards will be structured to satisfy the “inducement grant” exception under applicable listing rules and, accordingly, they will not be granted under the Company’s 2017 Long-Term Equity Incentive Plan.

•	Additional equity awards for Mr. Pickle, commencing with awards for fiscal year 2025, will be in the discretion of the Board (or a committee thereof).

•

Mr. Pickle will also be entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

The term of Mr. Pickle’s Employment Agreement with the Company will be for an initial five-year term commencing on the Transition Date, with automatic one-year renewals unless one party has provided the other party with at least 60 days’ advance notice of non-renewal of the term and subject to earlier termination of employment by either the Company or Mr. Pickle.

The Employment Agreement generally provides that if Mr. Pickle’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement), upon expiration of the term of the Employment Agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Mr. Pickle for Good Reason (as defined in the Employment Agreement), Mr. Pickle will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date (or, in the event such termination of employment occurs during a Change in Control Window, Mr. Pickle will instead be entitled to payment of two times his annual base salary paid out in installments over the two years following his separation date); (2) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of days of employment during the year); (3) payment or reimbursement of Mr. Pickle’s premiums to continue healthcare coverage under COBRA for up to 12 months (24 months if such termination of employment occurs during a Change in Control Window); (4) full vesting of any unvested amounts allocated to Mr. Pickle’s account under the Semtech Executive Compensation Plan; (5) as to each then-outstanding equity-based award granted by the Company to Mr. Pickle that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that was scheduled to vest within one year after Mr. Pickle’s separation date (accelerated vesting of the entire outstanding and unvested portion of the award if such termination of employment occurs during a Change in Control Window); and (6) as to each outstanding equity-based award granted by the Company to Mr. Pickle that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Mr. Pickle’s employment with the Company will be deemed to have continued for one year after his separation date (except that, if such termination of employment occurs during a Change in Control Window, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement). Mr. Pickle’s receipt of the separation benefits described above is conditioned on Mr. Pickle delivering a release of claims in favor of the Company. For purposes of the Employment Agreement, “Change in Control Window”

generally means the period of time in connection with a change in control of the Company that begins on the date 90 days prior to the consummation of the change in control transaction (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ends on the second anniversary of the consummation of the change in control transaction.

If Mr. Pickle’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 30, 2023, Semtech issued a press release announcing the appointment of Mr. Pickle as President and Chief Executive Officer and a member of the Board effective on the Transition Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless Semtech specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated May 25, 2023, between Paul H. Pickle and Semtech Corporation

99.1	Press Release of Semtech Corporation issued on May 30, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: May 30, 2023	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer